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EXHIBIT 2.1

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties are to:

         - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in this Charter.

II.      COMPOSITION

         1. The Board shall designate the members of the Audit Committee, who shall also be members of the Board. The Audit Committee shall be comprised of no less than the minimum number of members required by the Exchange or Market where the Company's Stock is traded. Unless a Chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

         2. Except as provided below, all Audit Committee Members shall be independent directors, as defined by the Exchange or Market where the Company's stock is traded. The current definition of an "independent director" is a director who is not, nor has been within the last three years, an employee of the Company, an immediate family member of an employee of the Company or an individual who has a business relationship (in addition to the director's relationship to the Company as an outside director) with the Company, unless any such business relationship does not interfere with the director's exercise of independent judgment, in the business judgment of the Board of Directors. In addition, a director is not independent if such director is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee. Nevertheless, one former



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         employee or immediate family member of a former executive officer of the Company or its affiliates who is not considered independent due solely to the three-year restriction period may be appointed to the Audit Committee, under exceptional and limited circumstances, if the company's Board determines in its business judgment that membership on the Audit Committee is required by the best interests of the company and its shareholders, and the company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

III.     QUALIFICATIONS

         1. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and

         2. At least one member of the Audit Committee shall have

               A.  Past employment experience in finance or accounting; or

               B.  Requisite professional certification in accounting; or

               C. Other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities in accounting or related financial management expertise.

IV.      MEETINGS

         The Audit Committee shall meet at least four times annually, or more frequently if circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

V.       RESPONSIBILITIES AND DUTIES

         To fulfill its duties the Audit Committee shall:

1.       REPORTING OVERSIGHT/OBLIGATIONS

A. Review and update this Charter at least annually.

B. Before each earnings release, discuss with the independent accountants, the quality and acceptability of the Company's accounting principles.

C. Verify that the independent accountants reviewed the 10-Q prior to its filing with the Securities and Exchange Commission.

D. Review with financial management and the independent accountants the financial statements included in the 10-Q prior to its filing with the Securities and Exchange Commission if changes have occurred since the press release.



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The Chairman of the Audit Committee may perform this function in lieu of the full Committee.

E. Review the Company's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission, that includes any certification, report, opinion, or review rendered by the independent accountants.

F. Review the annual Proxy Statements and include in the Proxy Statement a report:

       (i) On discussions regarding audit matters with management and the auditors and
               NOTE:   The Company must state in its proxy statement whether (1)
               the Audit Committee has reviewed and discussed the audited financial statements with management; (2) the Committee has discussed with the independent accountants the matters required to be discussed by SAS61(See below), as may be modified or supplemented; (3) the Committee has received the written disclosures and the letter from the Auditors required by ISB Standard No. 1 (See below), as may be modified or supplemented, and has discussed with the independent accountants their independence.

               SAS 61 requires independent accountants to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. These matters include: (1) methods used to account for unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent accountants conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

               ISB 1 mandates that the independent accountants disclose in writing to the Audit Committee all relationships with the Company that could affect the independent accountant's independence, confirm its view that it is independent of the Company, and discuss such matters with the Audit Committee.

       (ii) Whether the Audit Committee recommended to the Board that the awaited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form10-K.

       (iii) Stating that the Company has disclosed in its Proxy Statement that the Board of Directors has adopted a written Charter for the Audit Committee and filed a copy of the Charter as an appendix to the Proxy at least once every three years.

       (iv) Indicating whether each Audit Committee Member is independent as defined in the listing standards for the Exchange or Market where the Company's stock trades.

2.       INTERACTION WITH THE INDEPENDENT ACCOUNTANTS

A. Review the terms of the engagement of the independent accountants, including the scope of their audit, proposed fees and personnel qualifications.


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B. Periodically discuss with the independent accountants matters pertaining to their independence and receive the independent accountant's letter confirming their independence.

C. In consultation with the Board of Directors, review the performance of the independent accountants and approve any proposed selection or discharge of the independent accountants when circumstances warrant.

D. Periodically consult with the independent accountants out of the presence of management about internal controls and completeness and accuracy of the Company's financial statements.

E. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

F. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants or management.

G. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the quality and appropriateness of such judgments.

H. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

I. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

J. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

3.       LEGAL COMPLIANCE

A. Evaluate the need for an internal audit department and the activities, organizational structure, and qualifications of the department.

B. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.



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C. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

4.       OTHER

A. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.







Adopted by the Board of Directors of Metro Information Services, Inc. on June 12, 2000.



                                                 /s/ Robert J. Eveleigh
                                                 -----------------------------
                                                 Robert J. Eveleigh
                                                 Secretary



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